                                                                     EXHIBIT 2.1


================================================================================

                       ASSET AND STOCK PURCHASE AGREEMENT



                                  by and among


                               CLARK/BARDES, INC.

                                       and

                         THE WAMBERG ORGANIZATION, INC.,
                                and W.T. WAMBERG












================================================================================
                                September 1, 1999

                                TABLE OF CONTENTS



ARTICLE 1 PURCHASE AND SALE OF ASSETS AND STOCK...................................................................1
                  1.1      Purchased Assets.......................................................................1
                  1.2      Excluded Assets........................................................................4
                  1.3      Assumption of Liabilities..............................................................4
                  1.4      Excluded Liabilities...................................................................4
                  1.5      Purchase and Sale of Shares............................................................5
                  1.6      Purchase of Stock of Clark/Bardes, Inc.................................................5

ARTICLE 2 CONSIDERATION FOR THE PURCHASED ASSETS AND STOCK........................................................5
                  2.1      Purchase Price.........................................................................5
                  2.2      Required Cash Amount Adjustment........................................................6
                  2.3      Procedures for Final Determination of Required Cash Amount.............................6
                  2.4      Required Cash Amount Definition........................................................7
                  2.5      Earn-Out Payment.......................................................................7

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF SELLER AND SHAREHOLDER REGARDING SELLER AND PURCHASED ASSETS..........11
                  3.1      Organization and Power................................................................11
                  3.2      Subsidiaries..........................................................................11
                  3.3      Authorization; No Breach..............................................................11
                  3.4      Financial Statements..................................................................12
                  3.5      Absence of Undisclosed Liabilities....................................................12
                  3.6      No Material Adverse Changes...........................................................12
                  3.7      Absence of Certain Developments.......................................................12
                  3.8      Title and Condition of Properties.....................................................14
                  3.9      Tax Matters...........................................................................15
                  3.10     Contracts and Commitments.............................................................16
                  3.11     Proprietary Rights....................................................................18
                  3.12     Litigation; Proceedings...............................................................18
                  3.13     Brokerage.............................................................................18
                  3.14     Governmental Consent, etc.............................................................18
                  3.15     Employees.............................................................................19
                  3.16     Employee Benefit Plans................................................................19
                  3.17     Insurance.............................................................................21
                  3.18     Affiliated Transactions...............................................................21
                  3.19     Compliance with Laws; Permits; Certain Operations.....................................21
                  3.20     Environmental Health and Safety.......................................................22
                  3.21     Product and Warranty Claims; Warranties...............................................23
                  3.22     Disclosure............................................................................23
                  3.23     Closing Date..........................................................................23
                  3.24     Name Change...........................................................................23



ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER..........................................................23
                  4.1      Organization of WFC...................................................................23
                  4.2      Capital Stock of WFC..................................................................24
                  4.3      Consents and Approvals................................................................24
                  4.4      Assets Used in or Necessary in the Business of WFC....................................24
                  4.5      Compliance with Laws; Ability to Conduct Business.....................................25
                  4.6      Federal, State and Local Taxes........................................................25
                  4.7      Title to Assets.......................................................................26
                  4.8      Litigation............................................................................26
                  4.9      Insurance.............................................................................26
                  4.10     Liabilities...........................................................................27
                  4.11     Governmental Authorizations...........................................................27

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF PURCHASER............................................................27
                  5.1      Corporate Organization and Power......................................................27
                  5.2      Authorization.........................................................................27
                  5.3      No Violation..........................................................................27
                  5.4      Litigation............................................................................28
                  5.5      Closing Date..........................................................................28
                  5.6      Brokerage.............................................................................28
                  5.7      Governmental Consent, etc.............................................................28
                  5.8      Disclosure............................................................................28

ARTICLE 6 CONDITIONS TO PURCHASER'S OBLIGATION TO CLOSE..........................................................28
                  6.1      Conditions to Purchaser's Obligation..................................................28

ARTICLE 7 CONDITIONS TO SELLER'S OBLIGATION TO CLOSE.............................................................30
                  7.1      Conditions to the Seller's Obligations................................................30

ARTICLE 8 CLOSING TRANSACTIONS...................................................................................31
                  8.1      The Closing...........................................................................31
                  8.2      Action to Be Taken at the Closing.....................................................31
                  8.3      Closing Documents.....................................................................31
                  8.4      Nonassignable Contracts...............................................................33

ARTICLE 9 INDEMNIFICATION........................................................................................34
                  9.1      Indemnification by Seller and Shareholder.............................................34
                  9.2      Indemnification by Purchaser..........................................................34
                  9.3      Method of Asserting Claims............................................................34
                  9.4      Survival; Limitations on Liability....................................................35
                  9.5      Escrow Amount.........................................................................36

ARTICLE 10 TERMINATION...........................................................................................36
                  10.1     Termination...........................................................................36


                  10.2     Effect of Termination.................................................................36
                  10.3     Effect of Closing.....................................................................36

ARTICLE 11 ADDITIONAL AGREEMENTS.................................................................................37
                  11.1     Survival..............................................................................37
                  11.2     Mutual Assistance.....................................................................37
                  11.3     Press Release and Announcements.......................................................37
                  11.4     Expenses..............................................................................37
                  11.5     Further Transfers.....................................................................37
                  11.6     Transition Assistance.................................................................37
                  11.7     Confidentiality.......................................................................38
                  11.8     Remittances...........................................................................38
                  11.9     Best Efforts to Consummate Closing Transactions.......................................38
                  11.10    Employees and Agents of Seller........................................................38

ARTICLE 12 MISCELLANEOUS.........................................................................................39
                  12.1     Amendment and Waiver..................................................................39
                  12.2     Notices...............................................................................40
                  12.3     Assignment............................................................................41
                  12.4     Severability..........................................................................41
                  12.5     No Third Party Beneficiaries..........................................................41
                  12.6     No Strict Construction................................................................41
                  12.7     Captions..............................................................................41
                  12.8     Complete Agreement....................................................................41
                  12.9     Counterparts..........................................................................41
                  12.10    Governing Law.........................................................................42
                  12.11    Remedies Cumulative...................................................................42
                  12.12    Use of the Wamberg Name...............................................................42

                                    EXHIBITS


Exhibit A         --        Form of Escrow Agreement
Exhibit B         --        Allocation of Purchase Price
Exhibit C         --        Officer's Certificate of Seller
Exhibit D         --        Officer's Certificate of Purchaser

                              DISCLOSURE SCHEDULES



Schedule 1.1(a)          --     Required Cash Amount Schedule
Schedule 1.1(b)          --     Accounts Receivable Schedule
Schedule 1.1(e)          --     Wamberg Real Estate Schedule
Schedule 1.1(f)          --     Tangible Property Schedule
Schedule 1.1(g)          --     Assumed Insurance Schedule
Schedule 1.1(i)          --     Intellectual Property Schedule
Schedule 1.1(m)          --     Customer List Schedule
Schedule 1.2             --     Excluded Asset Schedule
Schedule 1.3(a)          --     Excluded Contracts Schedule
Schedule 3.1             --     Qualifications Schedule
Schedule 3.7             --     Developments Schedule
Schedule 3.8(b)          --     Leases Schedule
Schedule 3.9             --     Tax Matters Schedule
Schedule 3.10(a)         --     Contracts Schedule
Schedule 3.10(d)         --     Customer Contracts Schedule
Schedule 3.11            --     Proprietary Rights Schedule
Schedule 3.12            --     Litigation Schedule
Schedule 3.14            --     Consents Schedule
Schedule 3.16            --     Employee Benefits Schedule
Schedule 3.17            --     Insurance Schedule
Schedule 3.18            --     Affiliated Transactions Schedule
Schedule 3.19(a)         --     Compliance Schedule
Schedule 3.19(b)         --     Permits Schedule
Schedule 3.21            --     Claims Schedule
Schedule 4.1             --     Organization Schedule
Schedule 4.2             --     Capitalization Schedule
Schedule 4.3             --     WFC Consents Schedule
Schedule 4.4             --     WFC Assets Schedule
Schedule 4.5             --     WFC Compliance with Laws Schedule
Schedule 4.6             --     WFC Tax Matters Schedule
Schedule 4.7             --     WFC Permitted Encumbrances Schedule
Schedule 4.9             --     WFC Insurance Schedule
Schedule 4.10            --     WFC Liabilities Schedule
Schedule 4.11            --     WFC Government Authorization Schedule

                       ASSET AND STOCK PURCHASE AGREEMENT


         THIS ASSET AND STOCK PURCHASE AGREEMENT is entered into as of September 1, 1999 (this "Agreement") by and among CLARK/BARDES, INC., a Delaware corporation ("Purchaser"), THE WAMBERG ORGANIZATION, INC., an Illinois corporation ("Seller"), and W.T. WAMBERG (the "Shareholder").

                               W I T N E S S E T H

         WHEREAS, Seller is engaged in the business of marketing life insurance policies, and related compensation, salary and benefit plans to large corporations and financial institutions (the "Business");

         WHEREAS, Wamberg Financial Corporation, Inc. ("WFC") owns an airplane which is used in the Business;

         WHEREAS, on the terms and subject to the conditions of this Agreement, Purchaser desires to acquire from Seller and Seller desires to sell to Purchaser, substantially all of the assets, properties and Business of the Seller as a going concern; and

         WHEREAS, on the terms and subject to the conditions of this Agreement, Purchaser desires to acquire from the Shareholder and Shareholder desires to sell to Purchaser all of the outstanding shares of WFC (the "Shares").

         NOW, THEREFORE, the parties agree as follows:

                                    ARTICLE 1

                      PURCHASE AND SALE OF ASSETS AND STOCK

         1.1 Purchased Assets. On the terms and subject to the conditions of this Agreement, on the Closing Date (as defined in Section 8.1), Purchaser shall purchase from Seller, and Seller shall sell, convey, assign, transfer and deliver to Purchaser all properties, assets, rights and interests of every kind and nature, whether real or personal, tangible or intangible, and wherever located and by whomever possessed, of Seller as of the Closing Date related to or used in, or otherwise associated with, the Business, including, without limitation, all of the following assets (but excluding all Excluded Assets as defined in Section 1.2 hereof):

            (a) cash, cash equivalents and marketable securities having the aggregate value equal to the amounts provided for on Schedule 1.1(a) (the "Required Cash Amount");

            (b) all accounts and notes receivable (whether current or noncurrent), a list, description and aging of which as of the date hereof are set forth on Schedule 1.1(b) which are due and payable on or prior to December 31, 2018;

            (c) all prepayments, prepaid expenses (including, without limitation, prepaid insurance premiums except for professional liability, fiduciary, fidelity crime and errors and omissions coverage policies to be retained by Seller), deferred charges, advance payments and security deposits as of the Closing Date;

            (d) all inventories and related supplies located at facilities, in transit to or from Seller's facilities or which otherwise relate to the Business (the "Inventory");

            (e) all interests in real estate (including, without limitation, land, buildings and improvements pursuant to that certain Lease Agreement dated as of December 30, 1993 between Sunningdale Partners, Inc. and Seller (as amended, the "Lease Agreement")), whether owned in fee, leased or otherwise, including but not limited to, the interests listed on Schedule 1.1(e) (collectively, the "Wamberg Real Estate") and all licenses, permits, approvals and qualifications relating to the Wamberg Real Estate;

            (f) all interests in machinery and equipment, fittings, furniture, tools, fixtures, spare parts and supplies and other tangible personal property, whether owned, leased or otherwise (including, without limitation, items which have been fully depreciated or expensed), including, without limitation, such items as set forth on Schedule 1.1(f);

            (g) all insurance, insurance reserves and deposits, including, without limitation, such items as set forth on Schedule 1.1(g) (except as provided for in Section 1.1(c));

            (h) all office furnishings and related assets;

            (i) all intangible assets and intellectual property (including, without limitation, registered and unregistered trademarks, service marks and trade names, trade dress and other names, marks and slogans, including the right to use the name "The Wamberg Organization, Inc." and all variations and permutations thereof; provided, however, Purchaser shall have no right to, and shall not use, the "Wamberg" name except in connection with the insurance and financial service related businesses and W. Thomas Wamberg shall be free to use the "Wamberg" name in any business pursuits (subject to the terms of the Non-Compete Agreement (as hereinafter defined))), all publishing and distribution rights, and all associated goodwill; all statutory, common law and registered copyrights; all patents, inventions, shop rights, know-how and trade secrets; all registration applications for any of the foregoing; and all interests in and to telephone numbers and all listings pertaining to Seller in all telephone books and other directories; together with all rights to use all of the foregoing forever and all other rights in, to, and under the foregoing in all countries, including, without limitation, such items as set forth on
Schedule 1.1(i);

            (j) all discoveries, improvements, processes, data, confidential information, specifications and ideas, whether patentable or not, all licenses and other similar agreements, and all drawings, records, books or other indicia, however evidenced, of the foregoing, and all rights in and to any products or other intellectual property rights under research or development prior to or on the Closing Date related to the Business; (1)

            (k) all rights existing under sales contracts which accrue to the parties thereto prior to December 31, 2018, leases, licenses, permits, supply and distribution arrangements, sales and purchase agreements and orders, employee benefit plans, trusts and other arrangements, employment and consulting agreements, consignment arrangements, warranties, consents, orders, registrations, privileges, franchises, memberships, certificates, approvals or other similar rights and all other agreements, arrangements and understandings, including, without limitation, all rights existing under the contracts listed on the Contracts Schedule and Customer Contracts Schedule (as defined in Section
3.10 hereto);

            (l) the right to receive all mail and other communications addressed to The Wamberg Organization, Inc. (including, without limitation, mail and communications from customers, suppliers, distributors, agents and others and accounts receivable payments), provided that Purchaser agrees to forward any such mail and communications and accounts receivable payments that are not related to the Business or are related to the Excluded Assets or are of a personal nature to any officer or employee of Seller to which such item pertains promptly after receipt;

            (m) all lists, records and files pertaining to present customers referenced in Schedule 1.1(m) and all past customers;

            (n) all lists, records, books, ledgers, files, documents, correspondence, business analyses, illustrations, proposals and records of every kind and nature pertaining to suppliers, distributors, personnel, customers and agents related to the Business;

            (o) all business and marketing plans and proposals and pricing and cost information;

            (p) all computer software and systems, including licenses related thereto, proprietary or otherwise, including related source codes, data and documentation;

            (q) all creative materials (including, without limitation, photographs, films, art work, color separations and the like), advertising and promotional materials and all other printed or written materials;

            (r) all goodwill associated with The Wamberg Organization, Inc. name and all other intangible property except such goodwill or other intangible property as described on Schedule 1.2 hereto; and

            (s) all other property not referred to above which is either represented on Seller's balance sheet dated December 31, 1998 or acquired by Seller thereafter (except for Excluded Assets or such property which has been sold or otherwise disposed of in the ordinary course of business) related to the Business.

For purposes of this Agreement, the term "Purchased Assets" means all properties, assets and rights which Seller shall convey to Purchaser or shall be obligated to convey to Purchaser under this Agreement.

         1.2 Excluded Assets. Notwithstanding the foregoing, the following assets (the "Excluded Assets") are expressly excluded from the purchase and sale contemplated hereby and, as such, are not included in the Purchased Assets:

            (a) cash and marketable securities other than the Required Cash Amount;

            (b) income tax credits and refunds;

            (c) those certain assets listed on Schedule 1.2 hereto;

            (d) all tax returns and related workpapers and correspondence;

            (e) the Benefit Plans (as hereinafter defined);

            (f) all financial and accounting records and related workpapers and correspondence; and

            (g) the minute books, capital stock records, articles of incorporation, by-laws and corporate seal of Seller, together with annual and other corporate reports filed with the State of Illinois and other states in which the Seller is qualified to do business, and other documents and correspondence that relate to Seller's corporate organization and maintenance thereof.

         1.3 Assumption of Liabilities. Subject to the conditions specified in this Agreement, on the Closing Date, Purchaser shall assume and agree to pay, defend, discharge and perform as and when due only the following liabilities and obligations of Seller (the "Assumed Liabilities"):

            (a) Seller's obligations and liabilities under the contracts listed on the Contracts Schedule (Schedule 3.10(a)), except for those contracts listed on Schedule 1.3(a), and on the Customer Contracts Schedule (Schedule 3.10(d)) for any activity following the Closing Date;

            (b) obligations of continued performance under executory vendor purchase orders for the purchase of supplies, equipment or services entered into in the ordinary course of business and under which the supplies, equipment or services subject thereto have not been received by the Seller prior to the Closing Date (the "Vendor Orders"); and

            (c) accrued payroll vacation and other benefits of employees of the Seller generated in the ordinary course of business to the extent reflected on the Required Cash Amount Schedule (Schedule 1.1(a)).

         1.4 Excluded Liabilities. Notwithstanding anything to the contrary contained in this Agreement, Purchaser shall not assume or be liable for any liabilities or obligations of Seller other than the Assumed Liabilities and all such other liabilities or obligations shall be the responsibility of the Seller (the "Excluded Liabilities").

         1.5 Purchase and Sale of Shares. Subject to the terms and conditions of this Agreement and in consideration of the obligations of Purchaser herein provided, the Shareholder hereby agrees to sell, convey, transfer, assign and deliver to Purchaser, and the Purchaser hereby agrees to purchase from the Shareholder, at the closing provided for herein (the "Closing"), all of the Shares in accordance with the terms and conditions of this Agreement, free and clear of any and all liens, security interests, mortgages, charges, restrictions, adverse claims, encumbrances and rights of other persons of every nature and description whatsoever, except as provided for in Section 4.7(b) hereof.

         1.6 Purchase of Stock of Clark/Bardes, Inc. The Shareholder hereby agrees to refrain from purchasing any shares of Clark/Bardes Holdings, Inc. ("Holdings"), directly or indirectly, for a period of thirty (30) days from the Closing Date. In addition, the Shareholder hereby agrees to cause any "Related Person" to refrain from purchasing any shares of Holdings for a period of thirty
(30) days from the Closing Date. For purposes hereof, Related Person shall have the meaning as provided in Section 197(f)(9)(C) of the Code.


                                    ARTICLE 2

                CONSIDERATION FOR THE PURCHASED ASSETS AND STOCK

         2.1 Purchase Price. Subject to the terms and conditions of this Agreement, in reliance on the representations and warranties of the Seller and the Shareholder, and in consideration of the obligations of Seller and the Shareholder herein the aggregate purchase price for the Purchased Assets and the Shares shall be an amount equal to Twenty-Five Million Nine Hundred Thousand and no/100 Dollars ($25,900,000) (the "Purchase Price") a portion of which shall be payable to Seller or its designees and the Shareholder on the Closing Date, subject to terms hereof, as follows:

            (a) payable by Purchaser to Seller in consideration for the Purchased Assets, by wire transfer of immediately available funds to such account or accounts as shall have been designated in writing by Seller not less than three (3) days prior to the Closing Date, an amount equal to Thirteen Million Five Hundred Ninety Thousand and no/100 Dollars ($13,590,000) as adjusted pursuant to Section 2.2 hereof;

            (b) by wire transfer of immediately available funds to that certain Escrow Account to be established pursuant to that certain Escrow Agreement in form of Exhibit A hereto, with such changes therein as the Escrow Agent thereunder designated as Purchaser may request (the "Escrow Agreement") in an amount equal to Three Hundred Sixty Thousand Dollars ($360,000);

            (c) payable by Purchaser to Seller in consideration for the Purchased Assets, an amount equal to Eleven Million Nine Hundred Thousand and no/100 Dollars ($11,900,000) (the "Contingent Consideration"), which amount is contingent in accordance with Section 2.5 hereof; and

            (d) payable by Purchaser to Shareholder in consideration for the Shares, by wire transfer of immediately available funds to such account or accounts as shall have been designated in writing by Shareholder not less than three (3) days prior to the Closing Date, an amount equal to Fifty Thousand and no/100 Dollars ($50,000).

         The Purchase Price shall be allocated among the Purchased Assets and the Shares as set forth in Exhibit B attached hereto. If, subsequent to the Closing, revisions of such allocations become necessary in order to conform with the rules and regulations of the Internal Revenue Code of 1986, as amended (the "Code"), such revisions shall be made in a manner reasonable to Purchaser and Shareholder consistent with the rules and regulations of the Code. The parties agree that such allocation shall be used by them and respected for all purposes, including income tax purposes, and that the parties shall follow such allocation for all reporting purposes, including, without limitation, Internal Revenue Service ("IRS") Form 8594 so long as such allocation is in conformance with the rules and regulations of the Code.

         2.2 Required Cash Amount Adjustment. Within three (3) days prior to the Closing, Seller shall notify Purchaser in writing of its good faith estimate of the Required Cash Amount (as defined in Section 2.4 herein) as of the Closing Date based on a schedule prepared by Seller as of the Closing Date (the "Estimated Required Cash Amount"). Within three (3) business days after the final determination of the Required Cash Amount pursuant to Section 2.3 below, Seller shall pay Purchaser an amount equal to the excess of the Required Cash Amount over the Estimated Required Cash Amount by wire transfer of immediately available funds.

         2.3 Procedures for Final Determination of Required Cash Amount. Within thirty (30) days after the Closing Date, Purchaser shall prepare and deliver to Seller at Purchaser's expense a statement setting forth Purchaser's determination of the Required Cash Amount. Within thirty (30) days after receipt thereof, Seller shall deliver to Purchaser a detailed written statement describing its objections, if any, to such balance sheet and determination of the Required Cash Amount. If Seller does not raise any objections within the thirty (30) day period, Purchaser's determination of the Required Cash Amount shall become final and binding upon all parties. Upon request by Seller at any time after receipt of the aforementioned statement, Purchaser shall make available to Seller and its accountants and other representatives the work papers used in determining Purchaser's calculation of the Required Cash Amount and such other documents as Seller may reasonably request in connection with its review of the Required Cash Amount. If Seller does raise any objections, Purchaser and Seller shall use reasonable efforts to resolve any such disputes. If a final resolution is not obtained within thirty (30) days after Seller shall have submitted its objections to Purchaser, any remaining disputes shall be resolved by an accounting firm mutually agreeable to

Purchaser and Seller. If Purchaser and Seller are unable to mutually agree on such an accounting firm within five (5) days after the expiration of said thirty
(30) day period, a "big-five" accounting firm shall be selected by lot after elimination of one firm designated as objectionable by each of Purchaser and Seller. The determination of the accounting firm so selected shall be set forth in writing and shall be conclusive and binding upon the parties, and the fees and expenses of such accounting firm shall be paid one-half by Purchaser and one-half by Seller.

         2.4 Required Cash Amount Definition. For purposes hereof, "Required Cash Amount" shall be determined as of the opening of business on the Closing Date and shall be cash in an amount equal to the Seller's accrued liabilities, including, but not limited to, accrued payroll, accrued vacation, other benefits of employees and other accrued expenses, as detailed on Schedule 1.1(a), at such time in excess of the sum of the accounts receivable and other tangible assets included in the Purchased Assets, excluding any equipment or other furniture and fixtures, as detailed on Schedule 1.1(a).

         2.5 Earn-Out Payment. (a) Receipt of payment of the Contingent Consideration is contingent on Seller, or a division of Purchaser which includes the business of the Seller (the "Division"), achieving certain financial objectives (the "Financial Objectives") set forth in Section 2.5(b) hereof in respect of Division Gross Margin (as hereinafter defined) for each year from 1999 through 2002 (the "Earn-Out Years"). Payment of the Contingent Consideration is not contingent upon the Shareholder remaining as an employee of Purchaser. Gross Revenue shall be deemed earned for purposes of meeting the Financial Objectives when any fee is generated by the Division and is received by Purchaser or when funds are wired to an insurance company by a customer for the purchase of a life insurance contract.

         For purposes of this Section 2.5(a), "Gross Revenue" means all and every kind of revenue generated by the Division following the Closing Date, including but not limited to, (i) all revenue from first year commissions earned from the sale of life insurance by the Division or the Division's representatives following the Closing Date and where the cash proceeds of such sale is received by the Purchaser following the Closing Date, (ii) all revenue transferred to Purchaser by Seller pursuant to that certain Commission Transfer Agreement dated July 31, 1998 between Purchaser and the Company, effective January 1, 1999, (iii) all revenues in the nature of renewals or service fees related to life insurance sold by the Division, and (iv) all production bonuses related to Business generated by the Division. "Division Gross Margin" means Gross Revenue less Expenses (as hereinafter defined) for any Earn-Out Year. "Expenses" means (i) expenses of the Division and of a nature historically recognized as an expense by the Seller in the conduct of its business operations (excluding (y) expenses of those employees of Seller who will become employees of the Purchaser, but who will not dedicate a substantial portion of their time to the Division and (z) expenses related to office space not used by the Division), and (ii) commissions or fees paid to sales agents or producers of the Division.

            (b) The Financial Objectives for each Earn-Out Year are as follows:


              Period                                             Financial Objectives
              ------                                             --------------------

Closing date thru December 31, 1999                                   $3,600,000
January 1, 2000 thru December 31, 2000                                $8,000,000
January 1, 2001 thru December 31, 2001                                $8,000,000
January 1, 2002 thru December 31, 2002                                $8,000,000

            (c) In the event that the Financial Objective is met for the Earn-Out Year ending December 31, 1999, the Seller shall receive $1,475,000 within seventy-five (75) days of the end of 1999. In the event that the Financial Objective is met for each or any of the Earn-Out Years ending December 31, 2000, December 31, 2001 or December 31, 2002, the Seller will receive $3,475,000 for each such year within seventy-five (75) days following the end of such year. If during a particular Earn-Out Year, the Division Gross Margin for the Division for such year is greater than the Financial Objective for such year (whether due to the Division Gross Margin for that year or due to the carry-over of the Division Gross Margin from a prior year), the excess Division Gross Margin shall be credited to the following year's Division Gross Margin for purposes of the calculation of the Financial Objective.

            (d) If any portion of the Contingent Consideration is not earned in any Earn-Out Year, the aggregate unearned Contingent Consideration will be paid in full within seventy-five (75) days following the year ended December 31, 2002 if the aggregate Division Gross Margin for the four years equals or exceeds Twenty-Seven Million Six Hundred Thousand Dollars ($27,600,000). In the event that the Division Gross Margin is less than the Financial Objective for any given year, the Seller shall be eligible to receive a percentage of the Contingent Consideration in accordance with the following schedule:


                     Division Gross Margin
                     Total for Period from                                Earned Percentage of the
              Closing Date thru December 31, 1999                         Contingent Consideration
                       (000,000 deleted)                                  -------------------------
              -----------------------------------

Less than $1.8                                                                        0%
Equal to or greater than $1.8 but less than $2.0                                     10%
Equal to or greater than $2.0 but less than $2.2                                     20%
Equal to or greater than $2.2 but less than $2.4                                     30%
Equal to or greater than $2.4 but less than $2.6                                     40%
Equal to or greater than $2.6 but less than $2.8                                     50%
Equal to or greater than $2.8 but less than $3.0                                     60%
Equal to or greater than $3.0 but less than $3.2                                     70%
Equal to or greater than $3.2 but less than $3.4                                     80%
Equal to or greater than $3.4 but less than $3.6                                     90%
Equal to or greater than $3.6                                                       100%




                     Division Gross Margin
                    Total for Years ending                                 Earned Percentage of the
               December 31, 2000, 2001 and 2002                           Contingent Consideration
                       (000,000 deleted)                                  ------------------------
               --------------------------------
Less than $5.75                                                                       0%
Equal to or greater than $5.75 but less than $6.0                                    10%
Equal to or greater than $6.0 but less than $6.25                                    20%
Equal to or greater than $6.25 but less than $6.5                                    30%
Equal to or greater than $6.5 but less than $6.75                                    40%
Equal to or greater than $6.75 but less than $7.0                                    50%
Equal to or greater than $7.0 but less than $7.25                                    60%
Equal to or greater than $7.25 but less than $7.5                                    70%
Equal to or greater than $7.5 but less than $7.75                                    80%
Equal to or greater than $7.75 but less than $8.0                                    90%
Equal to or greater than $8.0                                                       100%



            (e) (i) For each year, within 75 days of the end of such year, Purchaser shall prepare at its own expense, and provide the Shareholder, a calculation of the Division Gross Margin, together with a statement of Purchaser that it was prepared in accordance with this Agreement (the "Annual Determination").

                (ii) If the Shareholder does not agree that any Annual Determination correctly states the Division Gross Margin for the year under examination, the Shareholder shall promptly (but not later than 30 days after the delivery of such Annual Determination) give written notice to Purchaser of any exceptions thereto (in reasonable detail describing the nature of the disagreement asserted). If the Shareholder and Purchaser reconcile their differences, the Annual Determination shall be adjusted accordingly and shall thereupon become final and conclusive upon all of the parties hereto. If the Shareholder and Purchaser are unable to reconcile their differences in writing within 20 days after written notice of exceptions is delivered by the Shareholder, the items in dispute shall be submitted to the Chicago office of a mutually acceptable accounting firm selected from among the five largest accounting firms in the United States in terms of gross revenues for final determination (the "Independent Auditors"). If the Shareholder and Purchaser are unable to mutually agree on such accounting firm within 5 days after expiration of the 20-day period, the Chicago office of a "big-five" accounting firm, which accounting firm has not within the previous two years performed services for Purchaser or the Shareholder or any affiliate, shall be selected by lot after elimination of one firm by the Shareholder and one firm by Purchaser. The determination of the accounting firm so selected shall be set forth in writing and shall be conclusive and binding upon the parties. The Annual Determination shall be deemed adjusted in accordance with the determination of the Independent Auditors and shall become binding, final and conclusive upon all of the parties hereto. The Independent Auditors shall consider only the items in dispute and shall be instructed to act within 30 days (or such longer period as the Shareholder does and Purchaser may agree) to resolve all items in dispute. If the Shareholder does not give notice of any exception within 30 days after the delivery of an Annual Determination or if the Shareholder in his discretion gives written notification of his acceptance of an Annual Determination prior to the end of such 30 day period, such Annual Determination shall thereupon become binding, final and conclusive upon all the parties hereto.

                (iii) The Independent Auditors shall determine the party (i.e., Purchaser or the Shareholder, as the case may be) whose asserted position as to the amount of Division Gross Margin for the calendar year under examination before the Independent Auditors is furthest from the determination of Division Gross Margin by the Independent Auditors, and the non-prevailing party shall pay the fees and expenses of the Independent Auditors.

            (f) The following shall apply exclusively for the purposes of calculating and paying the Contingent Consideration described in this Section
2.5 and shall in no way limit the Purchaser's ability to manage the Division or to take specific actions with respect to the Division:

                (i) The Division shall be accounted for as a separate business unit from the other operations of Purchaser. Purchaser shall not require the Division to operate any other business or acquire any other assets except as consented to in writing by the Shareholder. The Division shall be under no obligation to use, or otherwise purchase, the goods or services of any other division or department owned by or affiliated with the Purchaser. Purchaser shall keep separate books and records with respect to the Division, which records shall clearly and reasonably set forth the Division Gross Margin attributable to the Division for the relevant periods.

                (ii) For tax and financial accounting purposes, payments under the Contingent Consideration shall be accounted for as additional purchase price allocated to assets and not as compensation.

            (g) Upon the death of Shareholder on or prior to December 31, 2002, any portion of the Contingent Consideration not already paid to Seller shall be paid in full within ninety (90) days of Shareholder's death.


                                    ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF SELLER AND
                SHAREHOLDER REGARDING SELLER AND PURCHASED ASSETS

         As an inducement to Purchaser to enter into this Agreement, Seller and Shareholder hereby, jointly and severally, represent and warrant to Purchaser as of the Closing Date that:

         3.1 Organization and Power. Seller is a corporation duly organized, validly existing and in good standing under the laws of Illinois. Seller is qualified to do business as a foreign corporation and is in good standing in the jurisdictions specified on the "Qualifications Schedule" attached hereto as
Schedule 3.1, which are all jurisdictions in which ownership of its properties or the conduct of its business requires it to be so qualified, except where the failure to do so would not have a Material Adverse Effect. For purposes of this Agreement, "Material Adverse Effect", as it relates to Seller, means any material adverse effect on (a) the financial condition, credit, business, prospects, properties or operations of the Seller, or (b) the ability of the Seller to perform its obligations under this Agreement. Seller has all requisite power and authority and all material licenses, permits and other authorizations necessary to own and operate its properties and to carry on its business as now conducted as they relate to the Business. The copies of the certificate of incorporation and by-laws of Seller which have been previously furnished to Purchaser reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete in all material respects.

         3.2 Subsidiaries. Seller owns no stock, partnership interest, joint venture interest or other security or interest in any other corporation, organization or entity related to the Business which is not listed as an Excluded Asset.

         3.3 Authorization; No Breach. The execution, delivery and performance of this Agreement and the other agreements contemplated hereby and the transactions contemplated hereby and thereby have been duly and validly authorized by Seller. No other corporate act or proceeding on the part of Seller, its Board of Directors or its Shareholder is necessary to authorize the execution, delivery or performance of this Agreement or any other agreement contemplated hereby or the consummation of the transactions contemplated hereby or thereby. This Agreement has been duly executed and delivered by Seller and Shareholder, and this Agreement constitutes, and the other agreements contemplated hereby upon execution and delivery by Seller and Shareholder shall each constitute, a valid and binding obligation of Seller and Shareholder, enforceable in accordance with their terms. The execution, delivery and performance of this Agreement and the other agreements contemplated hereby by Seller and Shareholder and the consummation of the transactions contemplated hereby and thereby do not and shall not (a) conflict with or result in any breach of any of the provisions of,
(b) constitute a default under, result in a violation of, or cause the acceleration of any obligation under, (c) result in the creation of any lien, security interest, charge or encumbrance upon any of the Purchased Assets under, or (d) require any authorization, consent, approval, exemption or other action by or notice to any court or other governmental body under the provisions of Seller's articles of incorporation, by-laws, any indenture, mortgage, lease, loan agreement or other agreement or instrument by which Seller or Shareholder is bound or affected.

         3.4 Financial Statements. Seller has furnished Purchaser with copies of its (a) audited balance sheet as of December 31, 1998 (the "Latest Balance Sheet") and as of December 31, 1997 and the related audited financial statements for such twelve-month period then ended, (b) unaudited balance sheets as of December 31, 1996 and December 31, 1995 and the related audited financial statements for the fiscal years then ended, and (c) unaudited financial statements as at and for the seven-month period ended July 31, 1999. Each of the foregoing financial statements has been based upon the information contained in Seller's books and records (which are accurate and complete in all material respects) and fairly presents the financial condition and results of operations of Seller as of the times and for the periods referred to therein, and such financial statements contain proper accruals and adequate reserves and have been prepared in accordance with the income tax method of accounting, consistently applied throughout the periods indicated, except as otherwise noted therein.

         3.5 Absence of Undisclosed Liabilities. As of the Closing, Seller shall have no liabilities or obligations, whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, arising out of or related to transactions entered into at or prior to the Closing, or out of any action or inaction by Seller or any employee, or, to Seller's knowledge, agent, licensee or contractor of any of them at or prior to the Closing, or out of any state of facts existing at or prior to the Closing, regardless of when any such liability or obligation is asserted, including, without limitation, taxes with respect to or based upon transactions or events occurring on or before the Closing, except (a) liabilities and obligations under agreements, contracts, leases or commitments described on the Leases Schedule (as defined in Section 3.8(b) hereof) and the Contracts Schedule and the Customer Contracts Schedule (as such terms are defined in Section 3.10 hereof) or under agreements, leases, contracts and commitments which are not required pursuant to this Agreement to be disclosed thereon (but not liabilities for breaches thereof), (b) liabilities and obligations reflected on Schedule 1.1(a), and (c) liabilities and obligations which have arisen after the Closing Date in the ordinary course of business (none of which is a liability for breach of contract, breach of warranty, tort, infringement, claim or lawsuit). For purposes of this Agreement, "to Seller's knowledge" shall mean the knowledge of the Shareholder, Carol B. Marsh, Alison A. Hoffman and Virginia Garrison.

         3.6 No Material Adverse Changes. Since the date of the Latest Balance Sheet, there has been no material adverse change in the financial condition, operating results, assets, operations, employee relations or customer relations of Seller.

         3.7 Absence of Certain Developments. Except as set forth in the "Developments Schedule" attached hereto as Schedule 3.7 or as otherwise contemplated hereby, since the date of the Latest Balance Sheet, Seller has not:

              (a) borrowed or agreed to borrow any amount or incurred or become subject to any material liabilities, except current liabilities incurred in the ordinary course of business and liabilities under contracts entered into in the ordinary course of business;

              (b) discharged or satisfied, or agreed to discharge or satisfy, any material lien or encumbrance or paid any material liability, other than current liabilities paid in the ordinary course of business;

              (c) mortgaged, pledged or subjected to any lien, charge or any other encumbrance, any portion of the Purchased Assets, except liens for current property taxes not yet due and payable;

              (d) sold, assigned or transferred, or agreed to do so, any of the Purchased Assets, except in the ordinary course of business, or canceled without fair consideration any material debts or claims owing to or held by it;

              (e) sold, assigned, transferred, abandoned or permitted to lapse any patents, trademarks, trade names, copyrights, trade secrets or other intangible assets, or disclosed any material proprietary confidential information to any person;

              (f) made or granted, or agreed to make or grant, any bonus or any wage or salary increase to any employee or group of employees or made or granted any increase in any employee benefit plan or arrangement (except, in each case, in accordance with past custom and practice), or amended or terminated, or agreed to amend or terminate, any existing employee benefit plan or arrangement or adopted any new employee benefit plan or arrangement;

              (g) made, or agreed to make, any capital expenditures or commitments therefor that aggregate in excess of $10,000;

              (h) made, or agreed to make, any loans or advances to, or guaranties for the benefit of, any persons;

              (i) suffered any extraordinary losses or waived any rights of material value, whether or not in the ordinary course of business or consistent with past practice;

              (j) entered into, or agreed to enter into, any other material transaction other than in the ordinary course of business;

              (k) made, or agreed to make, any charitable contributions or pledges in excess of $1,000;

              (l) made any purchase commitment in excess of the normal, ordinary and usual requirements of its business or at any price in excess of the then current market price or upon terms and conditions more onerous than those usual and customary in the industry, or made any change in its selling, pricing, advertising or personnel practices inconsistent with its prior practices and prudent business practices prevailing in the industry; or

              (m) suffered any material damage, destruction or casualty loss to the Purchased Assets, whether or not covered by insurance.

        3.8   Title and Condition of Properties.

              (a) The Seller owns no real estate.

              (b) The leases described on the "Leases Schedule" attached hereto as Schedule 3.8(b) (the "Lease Agreement") is in full force and effect, and Seller (as indicated on such schedule) holds a valid and existing leasehold interest under such Lease Agreement for the term set forth on the Leases Schedule. The Lease Agreement described on the Leases Schedule constitutes the only lease under which Seller holds a leasehold interest in real estate. Seller has delivered to Purchaser complete and accurate copies of the Lease Agreement described on the Leases Schedule, and such Lease Agreement has not been modified in any respect, except to the extent that such modifications are disclosed by the copies delivered to Purchaser. Seller is not in default under such Lease Agreement, and no other party to such Lease Agreement has the right to terminate, accelerate performance under or otherwise modify such Lease Agreement, including upon the giving of notice or the passage of time. To the best of Seller's knowledge, no third party to such Lease Agreement is in default under such Lease Agreement.

              (c) The real estate demised by the Lease Agreement described on the Leases Schedule constitutes all of the real estate presently owned, used or occupied by Seller in the conduct of the Business.

              (d) Seller owns good and marketable title, free and clear of all liens, charges, security interests, encumbrances, encroachments and claims of others, to all of the Purchased Assets, except for leased equipment, for liens of current taxes not yet due and payable (which shall be pro-rated) and liens disclosed on the Latest Balance Sheet ("Permitted Encumbrances"), and all of such personal property is necessary or useful in the conduct of the Business as presently conducted by Seller. At the Closing, Seller shall sell, assign, transfer and convey to Purchaser by customary Bill of Sale good and marketable title to all of the personal property included within the Purchased Assets, free and clear of all liens, security interests, charges, encumbrances and claims of others, other than Permitted Encumbrances.

              (e) Seller's buildings, machinery, equipment and other tangible assets are in good condition and repair in all material respects (other than normal wear and tear), have been maintained in accordance with normal industry standards and are usable in the ordinary course of business. Seller owns or leases under valid leases all buildings, machinery, equipment and other tangible assets necessary for the conduct of the Business as presently conducted.


              (f) Since the commencement of Seller's tenancy under the Lease Agreement, Seller has received no notice of any violation of any applicable zoning, building, fire or other ordinance or other law, regulation or requirement relating to the operation of the leased real property that is the subject of the Lease Agreement and Seller has not within three years prior to the date of this Agreement received any such notice with respect to owned or leased personal property included in the Purchased Assets, including, without limitation, applicable environmental protection and occupational health and safety laws and regulations or any condemnation proceeding with respect to any properties owned, used or leased by Seller.

              (g) The Purchased Assets and the Excluded Assets, together with the services and arrangements described on the Contracts Schedule, comprise all assets and services required for the continued conduct of the Business by the Purchaser as now being conducted. The Purchased Assets and the Excluded Assets, taken as a whole, constitute all the properties and assets relating to or used or held for use in connection with the Business during the past twelve months (except supplies utilized, cash disposed of, accounts receivable collected, prepaid expenses realized, contracts fully performed, properties or assets replaced by equivalent or superior properties or assets, in each case in the ordinary course of business). Except for the Excluded Assets, there are no assets or properties used in the operation of the Business and owned by any person other than the Seller that are not included in the Purchased Assets. The Purchased Assets are in all material respects adequate for the purposes for which such assets are currently used or are held for use, and are in reasonably good repair and operating condition (subject to normal wear and tear).

         3.9  Tax Matters.

              (a) Seller has duly filed all federal, foreign, state and local tax information and tax returns of any and every nature and description (the "Returns") required to be filed by it (all such returns being accurate and complete in all respects) and has duly paid or made provision for the payment of all taxes and other governmental charges (including without limitation any interest, penalty or additions to tax thereto) which have been incurred or are shown to be due on said Returns or are claimed in writing to be due from Seller or imposed on Seller or its properties, assets, income, franchises, leases, licenses, sales or use, by any federal, state, local or foreign taxing authorities (collectively, the "Taxes") on or prior to the date hereof, other than Taxes which are being contested in good faith and by appropriate proceedings and as to which Seller has set aside on its books adequate reserves or which may be attributable to the transactions contemplated hereby. Except as set forth on the Tax Matters Schedule attached hereto as Schedule 3.9, (i) neither the IRS nor any foreign, state, local or other taxing authority is in the process of examining any federal, foreign, state, local or other tax return of Seller, (ii) there are no disputes pending, or claims asserted, for Taxes upon Seller, (iii) Seller has not been required to give any currently effective waivers extending the statutory period of limitation applicable to any foreign, federal, state or local tax return or agreed to an extension of time with respect to a Tax assessment or deficiency, (iv) Seller has in effect no power of attorney or authorization of anyone to represent it with respect to any Taxes, and (v) no claim has ever been made by an authority in a jurisdiction where the Seller does not file Returns that Seller is or may be subject to taxation by that jurisdiction. Seller has not filed any consolidated federal income tax return with an "affiliated group" (within the meaning of Section 1504 of the Code), where Seller was not the common parent of the group. Seller is not, nor has it been, a party to any tax allocation agreement or arrangement pursuant to which it has any contingent or outstanding liability to anyone. Seller has no liability for Taxes as a transferee of, or successor to, any other person. Seller has not filed a consent under Section 341(f) of the Code. Seller and the Shareholder have provided to Purchaser or its representatives complete and correct copies of their respective federal, state and local income tax returns filed on or prior to the date hereof and all examination reports, if any, relating to the audit of such returns by the IRS or other tax authority for each taxable year beginning on or after January 1, 1992. Except as disclosed in
Schedule 3.9, there exists no proposed assessment against Seller or the Shareholder or notice, whether formal or informal, of any deficiency or claim for additional Tax (including, without limitation, interest, additions to tax or penalties).

              (b) All monies required to be withheld from employees, and to Seller's knowledge, from independent contractors, shareholders, or creditors of Seller for Taxes, including, but not limited to, income taxes, back-up withholding taxes, social security and unemployment insurance taxes, or collected from customers or others as Taxes, including, but not limited to, sales, use or other taxes, have been withheld or collected and paid, when due, to the appropriate governmental authority, or if such payment is not yet due, an adequate reserve has been established for such Taxes.

              (c) Seller does not have any arrangement of the type described in Code Section 280G.

         3.10 Contracts and Commitments.

              (a) Except as set forth in Section 3.16 or in the "Contracts Schedule" attached hereto as Schedule 3.10(a) or in the "Customer Contracts Schedule" attached hereto as Schedule 3.10(d), (such contracts and agreements listed on such schedules are referred to herein as the "Contracts"), Seller is not a party to any:

                  (i) bonus, pension, profit sharing, retirement or deferred compensation plan or stock purchase, stock option, hospitalization insurance or similar plan or practice, whether formal or informal, or severance agreements or arrangements;

                  (ii) contract with any labor union or contract for the employment of any officer, individual employee or other person on a full-time, part-time or consulting basis;

                  (iii) mortgage, pledge or other lien placed on any of the Purchased Assets;

                  (iv) guarantee of any obligation for borrowed money or otherwise, other than endorsements made for collection in the ordinary course of business;

                  (v) agreement or commitment with respect to the lending or investing of funds to or in other persons or entities;

                  (vi) license or royalty agreement related to the Business;

                  (vii) lease or agreement related to the Business under which it is lessee of or holds or operates any personal property owned by any other party;

                  (viii) lease or agreement related to the Business under which it is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by it;

                  (ix) contract or group of related contracts related to the Business with the same party for the purchase or sale of products or services other than the Customer Contracts (as defined in Section 3.10(d) hereof);

                  (x) other contract related to the Business with any party continuing over a period of more than six months from the date or dates thereof, not terminable by it on thirty (30) days' or less notice without penalties;

                  (xi) contract which prohibits it from freely engaging in business anywhere in the world;

                  (xii) contract relating to the distribution of its products as it relates to the Business; or

                  (xiii) other agreements related to the Business whether or not entered into in the ordinary course of business.

              (b) Except as specifically disclosed in the Contracts Schedule or the Customer Contracts Schedule, (i) no contract or commitment related to the Business has been breached in any material respect by Seller, and to Seller's knowledge no contract or commitment related to the Business has been breached in any material respect by the other party thereto or canceled by the other party,
(ii) since December 31, 1998, no supplier of the Business has notified Seller that it shall stop or decrease in any material respect the rate of business done with Seller, (iii) Seller has in all material respects performed all the obligations required to be performed by it to the date of this Agreement and is not in receipt of any claim of default under any material lease, contract, commitment or other agreement related to the Business to which it is a party;
(iv) no event has occurred which with the passage of time or the giving of notice or both would result in a breach or default under any lease, contract, instrument or other agreement related to the Business to which

Seller is a party, except for any such event that would not have a Material Adverse Effect; and (v) Seller is not a party to any contract which is adverse to the Business's operations, financial condition, operating results or business prospects.

              (c) Purchaser has been supplied with a true and correct copy of all written contracts which are referred to on the Contract Schedule and Customer Contracts Schedule, together with all amendments, waivers or other changes thereto.

              (d) Seller has no knowledge of any (i) pending or threatened termination, cancellation, limitation, modification or change in any of Seller's business relationship with any customer or group of customers related to the Business or (ii) changes or pending changes in any business relationship or other circumstance that could result in the loss of any customers related to the Business after the date hereof. Each contract, agreement or lease with customers of Seller relating to the Business ("Customer Contracts") are listed in the "Customer Contracts Schedule" attached hereto as Schedule 3.10(d). Except as indicated on the Customer Contracts Schedule, (A) each of the Customer Contracts is valid, enforceable and in full force and effect in accordance with the terms thereof, (B) there is no existing default or event or condition which, with notice or lapse of time or both, would constitute an event of default under any Customer Contract, (C) no Customer Contract has been amended, modified, supplemented or otherwise altered orally, in writing or by course of conduct,
(D) no Customer Contract requires the consent of the customer or any other party to effect a valid assignment thereof to Purchaser without causing a default or giving rise to a right of termination thereunder and (E) to Seller's knowledge, each Customer Contract complies with all applicable laws, rules and regulations.

         3.11 Proprietary Rights. Set forth on the "Proprietary Rights Schedule" attached hereto as Schedule 3.11 is a list and summary description of all patents, patent applications, trademarks, service marks, trade names, corporate names and copyrights owned by Seller which are related to the Business or used by Seller in the conduct of the Business. Seller owns and possesses all right, title and interest in and to the proprietary rights necessary to conduct the Business as presently conducted by Seller. Seller has taken all necessary or desirable action to protect the proprietary rights necessary or desirable to conduct the Business as presently conducted by Seller. Seller has not received any notices of infringement, misappropriation, invalidity or conflict from any third party with respect to such proprietary rights. To Seller's knowledge, Seller has not infringed, misappropriated or otherwise conflicted with any proprietary rights of any third parties and, to the best of Seller's knowledge, Seller's proprietary rights have not been infringed by any third parties.

         3.12 Litigation; Proceedings. Except as disclosed on Schedule 3.12, there are no actions, suits, proceedings, orders or investigations pending against or affecting Seller or the Purchased Assets at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and Seller has no knowledge of any such threatened actions and there is no basis known to Seller for any of the foregoing. No officer, director, employee or agent of Seller has been or is authorized to make or receive, and Seller knows of no such person making or receiving, any bribe, kickback or other illegal payment at any time.

         3.13 Brokerage. There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Seller.

         3.14 Governmental Consent, etc.

              (1) No material permit, consent, approval or authorization of, or declaration to or filing with, any governmental or regulatory authority is required in connection with the execution, delivery or performance of this Agreement by Seller, or the consummation by Seller of any of the transactions contemplated hereby, except as disclosed on the "Consents Schedule" attached hereto as Schedule 3.14.

              (2) The Consents Schedule attached hereto as Schedule 3.14 sets forth all material governmental approvals or consents required for the conduct of the Business as presently conducted. All such governmental approvals and consents have been duly obtained and are in full force and effect, and Seller is in compliance with each of such governmental approvals and consents held by it with respect to the Purchased Assets and the Business.

         3.15 Employees. To Seller's knowledge, no key employee, nor group of Seller's employees related to the Business, has any plans to terminate employment with Seller other than to become employed by Purchaser on the Closing Date. Seller has complied in all material respects with all applicable laws relating to the employment of labor and, to Seller's knowledge, the engagement of independent contractors related to the Business, including provisions thereof relating to wages, hours, equal opportunity, immigration, collective bargaining, disabilities, family leave and the payment of social security and other taxes. Seller has no existing relationships with any union or employee representative or any labor relations problems, and to Seller's knowledge, there have been no union organization efforts with respect to the Business within the last five years. Except as to the services provided by Shareholder pursuant to that certain Sales Office Agreement between Shareholder and Purchaser, no present employee of Seller has advised the Seller or the Shareholder that he or she will not be available for continued conduct of the Business after the Closing on substantially the same terms as now conducted.

         3.16 Employee Benefit Plans.

              (a) The "Employee Benefits Schedule" attached hereto as Schedule
3.16 contains a list and a true and correct copy, including all amendments thereto, of any employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which Seller and/or any corporation, partnership or other trade or business which is or would be a member of a controlled group of corporations, group of trades or business under common control, or an affiliated service group including Seller, under the provisions of Code Section 414(b), (c), (m) or (o) (each an "ERISA Affiliate") maintains, to which Seller or any ERISA Affiliate contributes, or is obligated to contribute, or under which any employee or former employee, officer or former officer, director or former director, shareholder or former shareholder of Seller or any ERISA Affiliate (collectively, "Participants"), or any beneficiary of any Participant, is covered or has benefit rights and pursuant to which any liability of Seller or any ERISA Affiliate exists or is reasonably likely to occur, and each other arrangement, program or plan pursuant to which any benefit is or shall be provided to any Participant or any Participant's beneficiary, whether formal or informal, including, without limitation, those providing any form of medical, health or dental insurance, life, disability and accidental death and dismemberment insurance, severance pay or benefits continuation, nonqualified deferred compensation, relocation assistance, vacation pay, tuition aid, apprenticeship benefits or matching gifts for charitable contributions to educational or cultural institutions (collectively, the "Benefit Plans"). Except as set forth on the Employee Benefits Schedule, neither the Seller nor any ERISA Affiliate maintains or has entered into any Benefit Plan or other document, plan or agreement which contains any change in control provisions which would cause an increase or acceleration of benefits or benefit entitlements to Participants or their beneficiaries, or other provisions which would cause an increase in liability of Seller or to Purchaser as a result of the transactions contemplated by this Agreement or any related action thereafter. Each of such plans that is an employee pension benefit plan within the meaning of Section 3(2) of ERISA that is intended to be a qualified plan under Section 401(a) of the Code has been amended to comply in all material respects with current law as required and each such plan has obtained a favorable determination letter with respect to such amendment. Neither Seller nor Shareholder is aware of any facts or circumstances that might jeopardize the qualified status of any such Benefit Plan.

              (b) Except as set forth in the Employee Benefits Schedule, to Seller's knowledge, all accrued contributions and other payments to be made by Seller or any ERISA Affiliate to any Benefit Plan through the Closing Date have been made or reserves adequate for such purposes have been set aside therefor as of the Closing Date. To Seller's knowledge, neither Seller nor any ERISA Affiliate is in default in performing any of its material contractual obligations under any of the Benefit Plans or any related trust agreement or insurance contract, and there are no outstanding liabilities of any Benefit Plan other than liabilities for benefits to be paid to Participants and beneficiaries in such Benefit Plan in the ordinary course of business.

              (c) There is no pending litigation or, to the best knowledge of Seller, overtly threatened litigation or pending claim (other than benefit claims made in the ordinary course) by or on behalf of or against any of the Benefit Plans (or with respect to the administration of any of the Benefit Plans) now or heretofore maintained by Seller or any ERISA Affiliate which allege violations of applicable state or federal law.

              (d) Each Benefit Plan is and has been in compliance in all material respects with, and each such Plan is and has been operated in accordance in all material respects with, the applicable laws, rules and regulations governing such Plan, including, without limitation, the rules and regulations promulgated by the Department of Labor, the Pension Benefit Guaranty Corporation ("PBGC") and the IRS under ERISA, the Code or any other applicable law.

              (e) None of the Benefit Plans is or ever has been subject to Title IV of ERISA, and neither Seller nor any ERISA Affiliate is or has been required to contribute to an employee benefit plan that is a "multiemployer plan" within the meaning of Section 3(37) of ERISA nor has been so required during the five-year period ending on the Closing Date.

              (f) All reporting and disclosure requirements of ERISA and the Code applicable to the Benefit Plans have been satisfied in all material respects.

              (g) Neither Seller nor any ERISA Affiliate has any liability on account of any accumulated funding deficiency (as defined in Section 412 of the Code) or on account of any failure to make contributions to or pay benefits under any Benefit Plan, nor is Seller aware of any claim pending or threatened to be brought by any party regarding such matters. No prohibited transaction has occurred with respect to any Benefit Plan that would result, directly or indirectly, in the imposition of any excise tax under Section 4975 of the Code.

              (h) None of the Benefit Plans provides for (or has ever provided for) medical or health care or benefits for any former employee of Seller or any ERISA Affiliate, except to the extent required by Section 4980B of the Code or
Part 6 of Title I of ERISA.

              (i) The transactions contemplated by this Agreement will not entitle any Participant or any Participant's beneficiary in any Benefit Plan to any severance benefit under the terms of any Benefit Plan or any personnel or employment policy of Seller or any ERISA Affiliate.

         3.17 Insurance. The "Insurance Schedule" attached hereto as Schedule
3.17 lists each insurance policy maintained by Seller with respect to the Purchased Assets. The Seller has delivered to the Purchaser complete and correct copies of all such policies together with all riders and amendments thereto. All of such insurance policies are in full force and effect, and, to Seller's knowledge, Seller is not and never has been in default with respect to its obligations under any of such insurance policies. The Seller shall provide tail coverage on its errors and omissions insurance policies listing Seller and the Shareholder as beneficiaries for a period of three (3) years from the date hereof to cover any claims following the Closing Date.

         3.18 Affiliated Transactions. Except as set forth on the "Affiliated Transactions Schedule" attached hereto as Schedule 3.18, no officer, director, shareholder or affiliate of Seller or any person related by blood or marriage to any such person or any entity in which any such person owns any beneficial interest is a party to any agreement, contract, commitment or transaction related to the Business of Seller or has any interest in any property that, in each case, is included in the Purchased Assets.

         3.19 Compliance with Laws; Permits; Certain Operations.

              (a) Seller and its officers, directors, employees, and to Seller's knowledge, their agents and employees have complied in all material respects with all applicable laws and regulations of foreign, federal, state and local governments and all agencies thereof which affect the Business or the Purchased Assets or to which Seller may otherwise be subject, and, to Seller's knowledge, no claims have been filed against Seller alleging a violation of any such law or regulation, except as set forth on the "Compliance Schedule" attached hereto as Schedule 3.19(a). In particular, but without limiting the generality of the foregoing, Seller has complied in all material respects with, and has not received a notice or charge asserting any violation of, the Immigration Reform and Control Act of 1986, the Occupational Safety and Health Act of 1970, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, the Toxic Substances Control Act of 1976, the Americans With Disabilities Act, or any other state or federal act (including rules and regulations thereunder) regulating or otherwise affecting the employment of aliens, employee health and safety, the environment, zoning, building, fire or other ordinances or any other aspect of the Business.

              (b) Seller holds all of the permits, licenses, certificates and other authorizations of foreign, federal, state and local governmental agencies required for the conduct of the Business, all of which are set forth in the "Permits Schedule" attached hereto as Schedule 3.19(b). Seller has not received any notice (and Seller has no reason to believe) that revocation is being considered with respect to any of such licenses, permits, certificates or authorizations, or that Seller is in violation of any such license, permit, certificate or authorization.

         3.20 Environmental Health and Safety.

              (a) Seller has complied in all material respects with, and is currently in compliance with all Environmental, Health and Safety Laws, and, to Seller's knowledge, no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been threatened, filed or commenced against it alleging any failure so to comply, alleging any liability under any Environmental, Health and Safety Laws or requesting any investigation related thereto. To Seller's knowledge, no condition exists or event has occurred which, with or without notice or the passage of time, would constitute a violation of or give rise to a lien under any Environmental, Health and Safety Laws, except for violations or liens that would not have a Material Adverse Effect. Without limiting the generality of the preceding sentences, Seller has obtained and been in compliance in all material respects, and is currently in compliance in all material respects, with all of the terms and conditions of all permits, licenses and other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables which are contained in, all Environmental, Health and Safety Laws. For purposes hereof, "Environmental, Health and Safety Laws" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976 and the Occupational Safety and Health Act of 1970, each as amended, together with all other laws (including statutes, rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) relating to fines, injunctions, penalties, damages, liability, contribution, cost recovery, compensation for losses or injuries concerning pollution or protection of the environment, natural resources, public health and safety, or employee health and safety, or the protection of human, plant or animal welfare or health, including laws relating to use, emissions, discharges, releases, or threatened releases of Hazardous Materials, Extremely Hazardous Substances, pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into or onto ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials, Extremely Hazardous Substances, pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes. For purposes hereof, "Extremely Hazardous Substance" means such term as set forth in ss.302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended. For purposes hereof, "Hazardous Materials" means any dangerous, toxic or hazardous pollutant, contaminant, chemical, waste, material or substance as defined in, regulated by or governed by any Environmental, Health and Safety Laws, federal, state, local or foreign law, statute, code, ordinance, regulation, rule or other requirement relating to such substance or otherwise relating to the environment or human health or safety, including without limitation any waste, material, substance, pollutant or contaminant that might cause any injury to human health or safety or to the environment or might subject the Seller to any imposition of penalties, fines, orders, decrees, licenses, permits, judgments, costs or liability under any Environmental, Health and Safety Laws.

              (b) To Seller's knowledge, all properties and equipment used in the Business of the Seller have been free of asbestos, PCBs, methylene chloride, trichlorethylene, 1, 2-trans-dichloroethylene, dioxins, dibenzofurans and other hazardous substances.

         3.21 Product and Warranty Claims; Warranties. Except as disclosed in the "Claims Schedule" attached hereto as Schedule 3.21, Seller has no knowledge of and has not received during the past five (5) years any claim or notice with respect to any occurrences arising out of the use of, or related to, the products designed, sold, implemented or serviced by or on behalf of Seller related to the Business, which has resulted in any claim or notice that any such products do not conform to any agreement, representation or warranty made by Seller (or implied by law) with respect to such products. To Seller's knowledge, Seller is insured against all damages, liability and expenses for any claims based upon products designed, sold, implemented or serviced by or on behalf of Seller (including, but not limited to, costs of investigation and attorneys' fees and expenses) under policies of insurance described on the Insurance Schedule, except as to claims for breach of any agreement, representation or warranty made with respect to such products against which Seller has established good and sufficient reserves therefor on its books and records and except where such claims would not have a Material Adverse Effect.

         3.22 Disclosure. No representation or warranty of Seller or Shareholder contained in this Agreement and none of the schedules, attachments or exhibits hereto furnished by Seller contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading. There is no material fact which has not been disclosed in writing to Purchaser of which the Seller or any officer, director or key employee of Seller is aware and which materially adversely affects or could reasonably be anticipated to affect materially adversely the Business or the Purchased Assets.

         3.23 Closing Date. All of the representations and warranties of Seller and the Shareholder in this Article 3 and elsewhere in this Agreement and all information delivered by Seller in any schedule, attachment or exhibit hereto or in any certificate delivered by Seller to Purchaser are true and correct in all respects on the date of this Agreement and shall be true and correct in all respects on the Closing Date.

            3.24 Name Change. Seller agrees to change its name from "The Wamberg Organization, Inc." to a different corporate name within sixty (60) days of the Closing Date which is not similar to, or could not be confused with, the name "The Wamberg Organization, Inc.".

                                    ARTICLE 4

                  REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER

         Shareholder represents and warrants to and covenants with Purchaser as follows:

         4.1 Organization of WFC. WFC is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois. WFC is duly qualified as a foreign corporation to transact business in each jurisdiction where the conduct of WFC's business activities or the ownership of its assets necessitates qualification. WFC has all right, power and authority to own or lease its properties and conduct its business as such business is now being conducted. Except as set forth on Schedule 4.1 hereto, WFC does not own any capital stock of any other corporation or any other equity investment in any joint venture, partnership or other entity.

         4.2 Capital Stock of WFC.

              (a) WFC has duly authorized capital stock consisting of one thousand (1,000) shares of common stock, no par value, one hundred (100) of which are issued and outstanding and constitute the Shares. All of the Shares are duly authorized, validly issued and outstanding, fully paid and nonassessable, and were not issued in violation of, and are otherwise free of any preemptive or other rights of third parties. The issuance of the Shares was in full compliance with all applicable state and federal securities laws and all other applicable laws, and no person has a claim against WFC or the Shareholder under any such law. The Shares are held by the Shareholder in accordance with
Schedule 4.2 attached hereto. WFC does not hold any treasury shares.

              (b) Shareholder has good title to, and is the beneficial and record owner of, all of the Shares free and clear of any security interest, lien, claim, charge, pledge, encumbrance, or rights of other persons of every nature and description whatsoever. The Shares are not subject to any restriction with respect to their transferability. Except as described above in Section 4.2(a), there are no equity securities of the Company outstanding on the date hereof and there is no existing subscription, warrant, right, option, call, commitment, understanding, conversion privilege or other agreement obligating WFC to issue, assign, pledge, sell or transfer any of its capital stock, whether now or hereafter authorized. No Shares have been issued in violation of any preemptive right of any shareholder.

         4.3 Consents and Approvals. Except as set forth in Schedule 4.3 hereto, the execution, delivery and performance of this Agreement by the Shareholder and WFC, as the case may be, and the consummation by the Shareholder of the transactions contemplated hereby or thereby will not require any notice to, or consent, authorization or approval from any court or governmental authority or any other third party.

         4.4 Assets Used in or Necessary in the Business of WFC. All equipment and other tangible assets ("Business Assets") reflected on Schedule 4.4 hereto
(a) are currently used or useful in the business and operations of WFC, (b) are all of the assets currently used, and are all of the assets needed, to conduct said business and operations, and (c) are in good operating condition, except as otherwise disclosed in Schedule 4.4 hereto. Except as provided in Schedule 4.4, neither the Shareholder nor any other party own any Business Assets which are being used to carry on the business or operations of WFC.

         4.5 Compliance with Laws; Ability to Conduct Business.

         Except as set forth in Schedule 4.5 hereto:

              (a) WFC is not in default or violation (nor is there any event which, with notice or lapse of time or both, would constitute a default or violation) in any respect (A) under any contract, agreement, lease, consent order, or other commitment to which WFC is a party or the business of WFC is subject or bound or (B) under any law, rule, regulation, writ, injunction, order or decree of any court or any federal, state, local, or other governmental department, commission, board, bureau, agency or instrumentality (including, without limitation, applicable laws, rules and regulations relating to environmental protection, antitrust, civil rights, health and occupational health and safety);

              (b) There are no actions, suits, claims, investigations, or legal arbitration or administrative proceedings in progress, pending or, to Seller's or Shareholder's knowledge, threatened by or against WFC (or any of its assets or properties) whether at law or in equity, whether civil or criminal in nature, or whether before or by a federal, state, county, local, or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, nor has WFC or the Shareholder been charged with or received any currently effective notice of any violation of any rule, regulation, ordinance, law, order, decree, or requirement relating to WFC, its properties, assets, or the transactions contemplated by this Agreement; and

              (c) No action, suit or proceeding has been instituted or, to Seller's or Shareholder's knowledge, threatened to restrain or prohibit or otherwise challenge the legality or validity of the transactions contemplated by this Agreement.

         4.6 Federal, State and Local Taxes. Except as set forth in Schedule 4.6 hereto:

              (a) All material federal, state, county and local taxes, and all other taxes of any kind or character, including, without limitation, income (including gross and adjusted gross), receipts, property (including real, personal and intangible), sales, use, franchise, value added, excise, recording, financial institutions, employees' income and social security withholding, and all other withholding, and social security and unemployment taxes, which are due and payable by or on behalf of WFC, and all interest and penalties thereon (collectively, the "WFC Taxes"), have been paid (and, to the extent applicable, withheld) in full, other than WFC Taxes that are being contested in good faith and by appropriate proceedings and as to which WFC has set aside on its books adequate reserves or which may be attributable to the transactions contemplated hereby.

              (b) WFC has filed, or the Shareholder on behalf of WFC has filed, all currently due federal, state, county, local and other tax returns, statements, forms, reports and similar documents with respect to WFC Taxes required to be filed with the appropriate third parties and governmental agencies in all jurisdictions in which such returns, statements, forms, reports and similar documents are required to be filed (collectively, the "WFC Returns") and all such WFC Returns are true, correct and complete in all material respects.

              (c) There is not now in force any extension of time with respect to the date on which any WFC Return was or is due to be filed by or on behalf of or with respect to WFC, or any waiver or agreement by the Shareholder (on behalf of WFC) or WFC, for an extension of time for the assessment of any WFC Tax.

              (d) WFC is not subject to any penalty by reason of a violation of any order, rule or regulation of, or with respect to any WFC Return or any other WFC Tax return or report required to be filed with, any taxing authority.

              (e) All monies required to be withheld from employees of WFC for income taxes, social security and unemployment insurance, taxes or collected from customers or others as sales, use or other taxes have been withheld or collected and paid, when due, to the appropriate governmental authority.

              (f) None of WFC's federal or state income tax returns has ever been audited.

              (g) WFC does not have any pending requests for a ruling with any taxing authority.

              (h) There are no liens for WFC Taxes upon the assets of WFC except liens for current WFC Taxes not yet due.

         4.7 Title to Assets. WFC has and at the Closing Date will have good, valid and marketable title to all of the properties, interests in properties and assets, tangible or intangible, that are used in its business, in each case free and clear of all mortgages, liens, pledges, charges, claims, security interests, encumbrances, easements or other interest of any kind or character, except for:

              (a) liens for current taxes and assessments not yet due and payable; and

              (b) liens and encumbrances set forth in Schedule 4.7 hereto.

         4.8 Litigation. There is no action, suit or proceeding or governmental investigation, judgment, order, writ, injunction or decree outstanding, pending or threatened against or relating to WFC or the assets, properties or business of WFC, before any court or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, nor does WFC know or have reasonable grounds to know of any basis for any such action or for any governmental investigation relating to WFC or the assets, properties or business of WFC.

         4.9 Insurance. WFC, through financially sound and reputable insurers, continuously maintained fire, theft, casualty, extended coverage and such other insurance coverages and in such amounts as are dictated by prudent business practices and customary for companies engaged in similar businesses. Each of the insurance policies WFC has in place is listed on Schedule 4.9 hereto, and each such policy is in full force and effect, will continue after the Closing in full force and effect for their stated term and all premiums due and occurring with respect to such policies are currently paid.

         4.10 Liabilities. Except as set forth in Schedule 4.10 hereto, on the date of the Closing, WFC will have no debts, liabilities, contracts, commitments or other obligations, direct or indirect, absolute or contingent, determined or undetermined.

         4.11 Governmental Authorizations. Except as set forth in Schedule 4.11 hereto, WFC has all federal, state and local licenses, franchises, permits and other governmental authorizations which are legally required to enable it to conduct its business in all respects as currently being conducted.

                                    ARTICLE 5

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser hereby represents and warrants to Seller and Shareholder as of the date thereof and as of the Closing Date that:

         5.1 Corporate Organization and Power. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and any state in which it conducts business, except where the failure to do so would not have a Material Adverse Effect on Purchaser. For purposes of this Agreement, "Material Adverse Effect," as it relates to Purchaser, means any material adverse effect on (a) the financial condition, credit, business, prospects, properties or operations of the Purchaser or (b) the ability of the Purchaser to perform its obligations under this Agreement. Purchaser has all requisite power and authority and all material licenses, permits and other authorizations necessary to own and operate its properties and to carry on its business as now conducted as such licenses and permits relate to the business of Purchaser. The copies of the certificate of incorporation and by-laws of Purchaser which have been previously furnished to Seller reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete in all material respects.

         5.2 Authorization. The execution, delivery and performance by Purchaser of this Agreement and the other agreements contemplated hereby and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite corporate action, and no other corporate proceedings on the part of Purchaser are necessary to authorize the execution, delivery or performance of this Agreement or the other agreements contemplated hereby. This Agreement constitutes and, upon execution and delivery by Purchaser, the other agreements contemplated hereby shall each constitute a valid and binding obligation of Purchaser enforceable against Purchaser in accordance with their respective terms.

         5.3 No Violation. Purchaser is not subject to or obligated under its articles of incorporation, any applicable law, rule or regulation of any governmental authority, or any agreement or instrument, or any license, franchise or permit, or subject to any order, writ, injunction or decree which would materially adversely affect its ability to perform this Agreement or the other agreements contemplated hereby.

         5.4 Litigation. There are no actions, suits, proceedings, orders or investigations pending or, to the best of Purchaser's knowledge, threatened against or affecting Purchaser, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which would materially adversely affect Purchaser's performance under this Agreement or the consummation of the transactions contemplated hereby.

         5.5 Closing Date. All of the representations and warranties of Purchaser contained in this Article 5 and elsewhere in this Agreement and all information delivered by Purchaser in any schedule, attachment or exhibit hereto or in any certificate delivered by Purchaser to Seller are true and correct in all respects as of the date of this Agreement and shall be true and correct in all respects as of the Closing Date.

         5.6 Brokerage. There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Purchaser.

         5.7 Governmental Consent, etc. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental or regulatory authority is required in connection with the execution, delivery or performance of this Agreement by Purchaser, or the consummation by Purchaser of any of the transactions contemplated hereby.

         5.8 Disclosure. No representation or warranty of Purchaser contained in this Agreement (including the schedules or attachments furnished by Purchaser) contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading. There is no material fact which has not been disclosed in writing to Seller of which Purchaser or any officer, director or key employee of Purchaser is aware and which materially adversely affects, or could reasonably be anticipated to materially adverse affect, Purchaser.

                                    ARTICLE 6

                  CONDITIONS TO PURCHASER'S OBLIGATION TO CLOSE

         6.1 Conditions to Purchaser's Obligation. The obligation of Purchaser to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions on or before the Closing Date:

              (a) the representations and warranties set forth in Article 3 and
Article 4 hereof shall be true and correct in all material respects at and as of the Closing as though then made and as though the Closing Date was substituted for the date of this Agreement;

              (b) Seller and Shareholder shall have performed in all material respects all of the covenants and agreements required to be performed by it under this Agreement prior to the Closing;

              (c) there shall have been no material adverse change in the operations, financial condition, operating results, assets or business prospects of the Business, and there shall have been no material casualty loss or damage to the Purchased Assets or the assets of WFC (the "WFC Assets"), taken as a whole, whether or not covered by insurance;

              (d) all consents by third parties that are required for the transfer of the Purchased Assets, the Business and the Shares to Purchaser as contemplated hereby, which are required for the consummation of the transactions contemplated hereby or that are required to prevent a breach of or a default under or a termination or modification of any instrument, contract, license, lease or other agreement to which Seller or WFC is a party or to which any of the Purchased Assets, the Shares or the WFC Assets are subject, and releases of all liens, charges, security interests, encumbrances and claims of others on or with respect to the Purchased Assets, the Shares or the WFC Assets shall have been obtained on terms and conditions satisfactory to Purchaser in its sole discretion;

              (e) no action or proceeding before any court or government body shall be pending or threatened which, in the judgment of Purchaser, made in good faith and upon the advice of counsel, makes it inadvisable or undesirable to consummate the transactions contemplated hereby by reason of the probability that the action or proceeding shall result in a judgment, decree or order which would prevent the carrying out of this Agreement or any of the transactions contemplated hereby, declare unlawful the transactions contemplated by this Agreement, cause such transactions to be rescinded or materially and adversely affect the value or use of the Purchased Assets, Business or the Shares;

              (f) Purchaser shall have received from Seller's counsel, Freeborn and Peters, an opinion addressed to Purchaser and dated the Closing Date, in form and substance reasonably satisfactory to Purchaser;

              (g) Purchaser shall have obtained UCC search reports ("UCC Searches") of Seller and WFC disclosing no liens or encumbrances against the Purchased Assets or the WFC Assets, other than the Permitted Encumbrances. If the UCC Searches disclose any title encumbrances, defects, liens, encumbrances or matters other than Permitted Encumbrances, Seller or WFC shall have caused the same to be removed;

              (h) all proceedings to be taken by Seller or WFC in connection with the consummation of the Closing and the other transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby reasonably requested by Purchaser shall be reasonably satisfactory in form and substance to Purchaser and its counsel;

              (i) Purchaser's Board of Directors shall have approved the transaction contemplated hereby; and

              (j) Purchaser and Shareholder shall have entered into an Employment Agreement mutually acceptable to Purchaser and Shareholder (the "Wamberg Employment Agreement").

Any conditions specified in this Section 6.1 may be waived by Purchaser; provided that no such waiver shall be effective unless it is set forth in a writing executed by Purchaser, except as otherwise provided in Section 10.3.

                                    ARTICLE 7

                   CONDITIONS TO SELLER'S OBLIGATION TO CLOSE

         7.1 Conditions to the Seller's Obligations. The obligation of Seller to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions on or before the Closing Date:

              (a) the representations and warranties set forth in Article 5 hereof shall be true and correct in all material respects at and as of the Closing as though then made and as though the Closing Date was substituted for the date of this Agreement throughout such representations and warranties;

              (b) Purchaser shall have performed in all material respects all the covenants and agreements required to be performed by it under this Agreement prior to the Closing;

              (c) Seller shall have received from Purchaser's counsel, Vedder, Price, Kaufman & Kammholz, an opinion, addressed to Seller and dated the Closing Date, in form and substance reasonably satisfactory to Seller;

              (d) Purchaser and Shareholder shall have entered into the Wamberg Employment Agreement mutually acceptable to Purchaser and Shareholder;

              (e) there shall have been no material adverse change in the operations, financial condition, operating results, assets or business prospects of the Purchaser, and there shall be no material casualty loss or damage to the assets of Purchaser, taken as a whole, whether or not covered by insurance;

              (f) all consents by third parties that are required for the transfer of the Purchased Assets and the Business to Purchaser as contemplated hereby, which are required for the consummation of the transactions contemplated hereby or that are required to prevent a breach of or a default under or a termination or modification of any instrument, contract, license, lease or other agreement to which Seller is a party or to which any of the Purchased Assets are subject, and releases of all liens, charges, security interests, encumbrances and claims of others on or with respect to the Purchased Assets shall have been obtained on terms and conditions satisfactory to Seller in its sole discretion;

              (g) the Board of Directors of Holdings shall have approved the appointment of W.T. Wamberg as Chief Executive Officer of Holdings pursuant to terms acceptable to Shareholder and Seller;

              (h) no action or proceeding before any court or governmental body shall be pending or threatened which, in the judgment of Seller, made in good faith and upon the advice of counsel, makes it inadvisable or undesirable to consummate the transactions contemplated hereby by reason of the probability that the action or proceeding shall result in a judgment, decree or order which would prevent the carrying out of this Agreement or any of the transactions contemplated hereby, declare unlawful the transactions contemplated by this Agreement, cause such transactions to be rescinded or materially and adversely affect the value or use of the Purchased Assets or Business;

              (i) Purchaser shall have made offers of full-time employment to all employees of Seller and WFC; and

              (j) all proceedings to be taken by Purchaser in connection with the consummation of the Closing and the other transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby reasonably requested by Seller shall be reasonably satisfactory in form and substance to Seller and its counsel.

Any condition specified in this Section 7.1 may be waived by Seller; provided that no such waiver shall be effective against Seller unless it is set forth in a writing executed by Seller, except as otherwise provided in Section 10.3.

                                    ARTICLE 8

                              CLOSING TRANSACTIONS

         8.1 The Closing. Subject to the conditions contained in this Agreement, the closing of the transactions contemplated by this Agreement shall take place at the offices of Vedder, Price, Kaufman & Kammholz at 10:00 a.m. local time on September 1, 1999, or at such other place or on such other date as may be mutually agreeable to the parties. The date and time of the Closing are referred to herein as the "Closing Date."

         8.2 Action to Be Taken at the Closing. The sale, conveyance, assignment and delivery of the Purchased Assets and the payment of the Purchase Price pursuant to the terms of this Agreement shall take place at the Closing, and, simultaneously, the other transactions contemplated by this Agreement shall take place by the delivery of all of the closing documents set forth in Section 8.3.

         8.3  Closing Documents.

              (a) Seller shall deliver or cause to be delivered to Purchaser at the Closing the following documents, duly executed by Seller where necessary to make them effective:


                  (i) an officer's certificate in the form set forth in Exhibit C attached hereto, stating that the preconditions specified in Section 6.1(a) through (j) have been satisfied;

                  (ii) copies of all necessary third party and governmental consents, approvals, releases and filings required in order to effect the transactions contemplated by this Agreement;

                  (iii) such stamped recordable warranty deeds and instruments of sale, transfer, assignment, conveyance and delivery (including all vehicle titles) as are required in order to transfer to Purchaser good and marketable title to the Purchased Assets, free and clear of all liens, charges, security interests and other encumbrances, except for Permitted Encumbrances;

                  (iv) the Shares duly endorsed over to Purchaser and the minute book of WFC;

                  (v) such estoppel certificates and assignments of leases as Purchaser may reasonably request;

                  (vi) certified copies of the resolutions duly adopted by the Board of Directors and Shareholder of Seller authorizing the execution, delivery and performance of this Agreement and each of the other agreements contemplated hereby, and the consummation of all other transactions contemplated by this Agreement;

                  (vii) all of Seller's contracts and commitments, files, books, records and other data relating to the Business, the Purchased Assets and WFC;

                  (viii) copies of good standing certificates in all jurisdictions where the Seller and WFC are qualified to do business in which ownership of the Purchased Assets or the conduct of the Business or the conduct of the business of WFC requires Seller or WFC to be so qualified;

                  (ix) certificates of the Secretary of Seller and Secretary of WFC, certifying as to the correctness and completeness of the Articles of Incorporation and Bylaws of Seller and WFC, as appropriate, and all amendments thereto;

                  (x) that certain Sublease regarding the Lease Agreement between the Seller and the landlord (the "Sublease");

                  (xi) the Wamberg Employment Agreement; and

                  (xii) such other documents or instruments as Purchaser may reasonably request to effect the transactions contemplated hereby.

              All of the foregoing documents in this Section 8.3(a) shall be reasonably satisfactory in form and substance to Purchaser and shall be dated as of the Closing Date.

              (b) Purchaser shall deliver or cause to be delivered to Seller and Shareholder at the Closing the following items, duly executed by Purchaser where necessary to make them effective:

                  (i) the amount of the Purchase Price payable at Closing as provided in Section 2.1;

                  (ii) an officer's certificate in the form set forth as Exhibit D attached hereto, stating that the preconditions specified in Section 7.1(a) through (j) hereof have been satisfied;

                  (iii) copies of all necessary third party and governmental consents, approvals, releases and filings required in order for Purchaser to effect the transactions contemplated by this Agreement;

                  (iv) the Sublease;

                  (v) the Wamberg Employment Agreement; and

                  (vi) such other documents or instruments as Seller reasonably may request to effect the transactions contemplated hereby.

              All of the foregoing documents in this Section 8.3(b) shall be reasonably satisfactory in form and substance to Seller and shall be dated as of the Closing Date.

         8.4 Nonassignable Contracts. To the extent that the assignment hereunder by Seller to Purchaser of the Contracts is not permitted or is not permitted without the consent of any other party to the Contract, this Agreement shall not be deemed to constitute an assignment of any such Contract if such consent is not given or if such assignment otherwise would constitute a breach of, or cause a loss of contractual benefits under, any such Contract, and Purchaser shall assume no obligations or liabilities thereunder. Seller shall advise Purchaser promptly in writing with respect to any Contract which it knows, should know or has reason to know that it will not receive any required consent. Without in any way limiting Seller's obligation to obtain all consents necessary for the sale, transfer, assignment and delivery of the Contracts and the Purchased Assets to Purchaser hereunder, if any such consent is not obtained or if such assignment is not permitted irrespective of consent and the Closing hereunder is consummated, Seller shall cooperate with Purchaser in any reasonable arrangement designed by Purchaser to provide Purchaser with the rights and benefits, subject to the obligations, under the Contract, including enforcement for the benefit of Purchaser of any and all rights of Seller against any other person arising out of breach or cancellation by such other person and, if requested by Purchaser, Seller shall act as an agent on behalf of Purchaser or as Purchaser shall otherwise reasonably require, in each case at Seller's cost. Seller agrees to continue its existence for at least three (3) years from the Closing Date.

                                    ARTICLE 9

                                 INDEMNIFICATION

         9.1 Indemnification by Seller and Shareholder. Seller and Shareholder, jointly and severally, agree to and shall indemnify in full Purchaser and its officers, directors, employees, agents, shareholders and partners (collectively, the "Purchaser Indemnified Parties") and defend and hold them harmless against any loss, liability, deficiency, damage, expense or cost (including reasonable legal expenses), that Purchaser Indemnified Parties may suffer, sustain or become subject to as a result of (a) any misrepresentation in any of the representations or breach of any of the warranties of Seller or Shareholder contained in this Agreement or in any exhibits, schedules, certificates or other agreements or documents delivered or to be delivered pursuant to the terms of this Agreement or otherwise incorporated in this Agreement (collectively, the "Related Documents"), (b) any breach of, or failure to perform, any agreement or covenant of Seller or the Shareholder contained in this Agreement or any of the Related Documents, or (c) any matters disclosed on any schedule hereto (collectively, "Purchaser Losses").

         9.2 Indemnification by Purchaser. Purchaser agrees to indemnify in full Seller and its officers, directors, employees, agents, shareholders and partners (collectively, the "Seller Indemnified Parties") and hold them harmless against any loss, liability, deficiency, damage, expense or cost (including reasonable legal expenses), which the Seller Indemnified Parties may suffer, sustain or become subject to as a result of (a) any misrepresentation in any of the representations or breaches of any of the warranties of Purchaser contained in this Agreement or in any of the Related Documents or (b) any breach of, or failure to perform, any agreement or covenant of Purchaser contained in this Agreement or any of the Related Documents (collectively, "Seller Losses") (Purchaser Losses and Seller Losses shall collectively be referred to as the "Losses").

         9.3 Method of Asserting Claims. As used herein, an "Indemnified Party" shall refer to a "Purchaser Indemnified Party" or "Seller Indemnified Party," as applicable, the "Notifying Party" shall refer to the party hereto whose Indemnified Parties are entitled to indemnification hereunder, and the "Indemnifying Party" shall refer to the party hereto obligated to indemnify such Notifying Party's Indemnified Parties.

              (a) In the event that any of the Indemnified Parties is made a defendant in or party to any action or proceeding, judicial or administrative, instituted by any third party for the liability or the costs or expenses of which are Seller Losses or Purchaser Losses, as the case may be (any such third party action or proceeding being referred to as a "Claim"), the Notifying Party shall give the Indemnifying Party prompt notice thereof. The failure to give such notice shall not affect any Indemnified Party's ability to seek reimbursement unless such failure has materially and adversely affected the Indemnifying Party's ability to defend successfully a Claim. The Indemnifying Party shall be entitled to contest and defend such Claim; provided, that the Indemnifying Party (i) has a reasonable basis for concluding that such defense may be successful and (ii) diligently contests and defends such Claim. Notice of the intention so to contest and defend shall be given by the Indemnifying Party to the Notifying Party within twenty (20) business days after the Notifying Party's notice of such Claim (but, in all events, at least five (5) business days prior to the date that an answer to such Claim is due to be filed). Such contest and defense shall be conducted by reputable attorneys employed by the Indemnifying Party. The Notifying Party shall be entitled at any time, at its own cost and expense (which expense shall not constitute a Loss unless the Notifying Party reasonably determines that the Indemnifying Party is not adequately representing or, because of a conflict of interest, may not adequately represent, any interests of the Indemnified Parties), to participate in such contest and defense and to be represented by attorneys of its or their own choosing. If the Notifying Party elects to participate in such defense, the Notifying Party shall cooperate with the Indemnifying Party in the conduct of such defense. Neither the Notifying Party nor the Indemnifying Party may concede, settle or compromise any Claim without the consent of the other party, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, in the event the Indemnifying Party fails or is not entitled to contest and defend a claim, the Notifying Party shall be entitled to contest, defend and settle such Claim.

              (b) In the event any Indemnified Party should have a claim against any Indemnifying Party that does not involve a Claim, the Notifying Party shall deliver a notice of such claim with reasonable promptness to the Indemnifying Party. If the Indemnifying Party notifies the Notifying Party that it does not dispute the claim described in such notice or fails to notify the Notifying Party within thirty (30) days after delivery of such notice by the Notifying Party whether the Indemnifying Party disputes the claim described in such notice, the Loss in the amount specified in the Notifying Party's notice shall be conclusively deemed a liability of the Indemnifying Party and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand.

If the Indemnifying Party has timely disputed its liability with respect to such claim, a representative of each of the Indemnifying Party and the Notifying Party (or their respective designees) shall proceed in good faith to negotiate a resolution of such dispute, and if not resolved through the negotiations of such representatives or designees within sixty (60) days after the delivery of the Notifying Party's notice of such claim, such dispute (except for any such dispute which gives rise or could give rise to equitable relief under this Agreement) shall be resolved fully and finally in Chicago, Illinois by an arbitrator selected pursuant to, and an arbitration governed by, the Commercial Arbitration Rules of the American Arbitration Association. The arbitrator shall resolve the dispute within thirty (30) days after selection and judgment upon the award rendered by such arbitrator may be entered in any court of competent jurisdiction.

         9.4  Survival; Limitations on Liability.

              (a) Subject to the provisions of Section 9.4(b) and Section 11.1 hereof, the covenants, agreements, representations, and warranties contained in or made pursuant to this Agreement shall survive the Closing.

              (b) The liabilities and obligations of the parties (and the Indemnifying Parties) under this Agreement shall be subject to the limitation that no Indemnifying Parties shall be responsible for any Losses until the cumulative aggregate amount thereof shall exceed Twenty-Five Thousand Dollars ($25,000.00) (the "Minimum Amount"), in which case such Indemnifying Parties shall then be liable for all Losses; provided, however, that any provision of this Agreement to the contrary notwithstanding, the dollar limitations set forth in this Section 9.4 shall not apply to any Claim relating to breach of Seller's obligations with respect to Taxes or WFC Taxes or any claim related to a breach of a representation or warranty where Seller, Shareholder or Purchaser had knowledge of such breach at Closing.

         9.5 Escrow Amount. Seller and Shareholder agree that, in addition to any other rights or remedies available to Purchaser, Purchaser may draw upon the Escrow Account pursuant to the Escrow Agreement, including, without limitation,
(i) any of the obligations of Seller and Shareholder or any of them under
Section 9.1 of this Agreement and (ii) any amount due from Seller or the Shareholder in connection with the final determination of the Required Cash Amount.

                                   ARTICLE 10

                                   TERMINATION

         10.1 Termination. This Agreement may be terminated at any time prior to the Closing:

              (a) by mutual written consent of Purchaser and Seller;

              (b) by either Purchaser or Seller if there has been a material misrepresentation or breach of warranty or breach of covenant on the part of the other party in the representations and warranties or covenants set forth in this Agreement and any such misrepresentation or breach, if capable of cure, is not cured within fifteen (15) days after written notice thereof to such other party, or if events have occurred which have made it impossible to satisfy a condition precedent to the terminating party's obligations to consummate the transactions contemplated hereby (other than as a result of any willful act or omission by the terminating party); or

              (c) by either Purchaser or Seller if the transactions contemplated hereby have not been consummated by September 30, 1999; provided, that neither Purchaser nor Seller shall be entitled to terminate this Agreement pursuant to this subsection (c) if such party's willful breach of this Agreement, respectively, has prevented the consummation of the transactions contemplated hereby.

         10.2 Effect of Termination. In the event of termination of this Agreement as provided above, this Agreement shall forthwith become void, and there shall be no liability on the part of Seller or Purchaser, except for willful breaches of this Agreement prior to the time of such termination and except for the provisions of Section 11.7.

         10.3 Effect of Closing. Seller and Purchaser shall be deemed to have waived their respective rights to terminate this Agreement upon the completion of the Closing. No such waiver shall constitute a waiver of any other rights arising from the non-fulfillment of any condition precedent set forth in Article 6 or 7 unless such waiver is made in writing. 1.1


                                   ARTICLE 11

                              ADDITIONAL AGREEMENTS

         11.1 Survival. The representations, warranties, covenants and agreements set forth in this Agreement or in any writing delivered to Purchaser or Seller in connection with this Agreement shall survive the Closing Date and the consummation of the transactions contemplated hereby and shall not be affected by any examination made for or on behalf of Purchaser or Seller, the knowledge of any of Purchaser's or Seller's officers, directors, shareholders, employees or agents, or the acceptance by Purchaser or Seller of any certificate or opinion.

         11.2 Mutual Assistance. Subsequent to the Closing, Seller on the one hand and Purchaser on the other, at their own cost, shall assist each other (including making records available) in the preparation of their respective tax returns and the filing and execution of tax elections, if required, as well as any audits or litigation that may ensue as a result of the filing thereof, to the extent that such assistance is reasonably requested.

         11.3 Press Release and Announcements. No press release related to this Agreement or the transactions contemplated hereby, or other announcements to the employees, customers or suppliers of Seller, shall be issued without the joint approval of Purchaser and Seller. No other public announcement related to this Agreement or the transactions contemplated hereby shall be made by either party, except as required by law, in which event the parties shall consult as to the form and substance of any such announcement required by law.

         11.4 Expenses. Each party shall pay all of its expenses in connection with the negotiation of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated by this Agreement. Seller shall pay the cost of recording all documents necessary to place record title to the Purchased Assets and the Shares in the condition warranted by or required of Seller and the Shareholder by this Agreement.

         11.5 Further Transfers. After the Closing, Seller shall, and shall cause its affiliates to, execute and deliver such further instruments of conveyance and transfer and take such additional action as Purchaser may reasonably request to effect, consummate, confirm or evidence the transfer to Purchaser of the Purchased Assets. Seller shall execute such documents as may be necessary to assist Purchaser (or its designees) in preserving or perfecting their rights in the Purchased Assets and the Shares.

         11.6 Transition Assistance. From the date hereof and until five (5) years after the Closing, Seller shall not in any manner take any action which is designed, intended or might be reasonably anticipated to have the effect of discouraging customers, suppliers, lessors, employees, sales agents and other business associates from maintaining the same business relationships with Purchaser after the date of this Agreement as were maintained with Seller and WFC prior to the date of this Agreement.

         11.7 Confidentiality. If the transactions contemplated by this Agreement are not consummated, Purchaser shall maintain the confidentiality of all information and materials received by it reasonably designated by Seller as confidential, and Purchaser shall return to Seller or destroy any materials (and copies thereof) obtained from Seller in connection with the transactions contemplated hereby. Whether or not the transactions contemplated hereby are consummated, Seller shall maintain the confidentiality of all information and materials regarding Purchaser and its affiliates, reasonably designated as confidential by Purchaser. If the transactions contemplated by this Agreement are consummated, Seller shall maintain the confidentiality of all proprietary and other non-public information regarding the Business and the Purchased Assets and shall turn over to Purchaser all such materials in their possession.

         11.8 Remittances. All remittances, mail and other communications relating to the Purchased Assets, the Business or WFC (but not the Excluded Assets) received by Seller or the officers and directors of Seller or the Shareholder at any time after the Closing Date shall be immediately turned over to Purchaser by such parties. Seller shall cooperate with Purchaser, and take such actions as Purchaser reasonably requests, to assure that customers of the Business send their remittances directly to Purchaser, and to assure that remittances from customers of the Business which are improperly sent to Seller are not commingled with Seller's assets and are turned over to Purchaser.

         11.9 Best Efforts to Consummate Closing Transactions. On the terms and subject to the conditions contained in this Agreement, Seller, Purchaser and Shareholder agree to use their respective best efforts to take, or to cause to be taken, all reasonable actions, and to do, or to cause to be done, all reasonable things, necessary, proper or advisable under applicable laws and regulations to consummate, as soon as reasonably practicable, the Closing, including the satisfaction of all conditions thereto set forth herein.

        11.10 Employees and Agents of Seller. Purchaser is under no legal obligation to employ any personnel presently employed by Seller. Prior to the Closing Date, Purchaser may, but shall not be required to, offer employment to such persons currently employed by Seller as Purchaser in its sole discretion shall determine. Purchaser shall have the absolute right to establish all terms and conditions of employment, including wages, benefits and benefit plans, for any employees of Seller to whom it chooses to make an offer of employment to be employed by Purchaser. Further, it is expressly agreed that Purchaser is not bound to assume, implement or continue any wages, terms and conditions of employment, benefits or benefit plans which may currently exist for any of Seller's employees. All such offers of employment shall be on the terms and conditions established by Purchaser and shall be contingent upon employment commencing with Purchaser only following the Closing Date. Seller agrees not to discourage any individuals who are offered employment or an agency relationship with Purchaser from accepting such employment or agency relationship with Purchaser.

        11.11 Non-Compete; Non-Solicitation.

              (a) Although it is understood among the parties that Seller desires to no longer engage in business operations similar to that of the Business, as an additional inducement to Purchaser to enter into and to perform its obligations under this Agreement, Seller agrees that, for a period of five
(5) years after the Closing Date (the "Non-Competition Period"), Seller shall not in the United States or in any foreign country in which such Seller currently does business, directly or indirectly, either for itself or any other person or entity, own, manage, control, participate in, permit its name to be used by, consult with, render services for or otherwise assist in any manner any entity that owns, invests in, manages, controls or engages in the business of manufacturing, selling and distributing products similar to those of the Business.

              (b) Seller agrees that for a period of five (5) years after the Closing, it shall not directly or indirectly offer employment to or hire any current or future employee or sales agent of Purchaser without the prior written consent of Purchaser.

              (c) If, at the time of enforcement of this Section 11.11, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area.

              (d) Seller recognizes and affirms that in the event of breach of it of any of the provisions of this Section 11.11 money damages would be inadequate and neither Purchaser nor Seller would have any adequate remedy at law. Accordingly, Seller and Purchaser agree that the other party shall have the right, in addition to any other rights and remedies existing in its favor, to enforce its rights and the obligations under this Section 11.11 by an action or actions for specific performance, injunction and/or other equitable relief without posting any bond or security to enforce or prevent any violations, whether anticipatory, continuing or future, of the provisions of this Section 11.11, including, without limitation, the extension of the Non-Competition Period by a period equal to (i) the length of the violation of this Section 11.11 plus (ii) the length of any court proceedings necessary to stop such violation. In the event of a breach or violation by Seller of any of the provisions of this Section 11.11, the running of the Non-Competition Period, but not of Sellers' obligations under this Section 11.11, shall be tolled during the period during which the occurrence of any such breach or violation is investigated and during the continuance of any such breach or violation.

                                   ARTICLE 12

                                  MISCELLANEOUS

         12.1 Amendment and Waiver. This Agreement may be amended, and any provision of this Agreement may be waived; provided that any such amendment or waiver shall be binding on Seller and Shareholder only if such amendment or waiver is set forth in a writing executed by Seller and Shareholder and that any such amendment or waiver shall be binding upon Purchaser only if such amendment or waiver is set forth in a writing executed by Purchaser. No course of dealing between or among any persons having any interest in this Agreement shall be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

         12.2 Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when personally delivered, mailed by first class mail, return receipt requested, or delivered by a nationally recognized courier service. Notices, demands and communications to Seller or Purchaser shall, unless another address is specified in writing in accordance herewith, be sent to the address indicated below:

         Notices to Seller

                           The Wamberg Organization, Inc.
                           102 South Wynstone Park Drive
                           North Barrington, Illinois 60010
                           Attention:  W.T. Wamberg
                           Phone: (847) 304-5800
                           Fax:   (847) 304-5898
         with a copy to:

                           Freeborn and Peters
                           311 South Wacker Drive
                           Suite 3000
                           Chicago, Illinois 60606-6677
                           Attention:  Craig McCrohon, Esq.
                           Phone: (312) 360-6000
                           Fax:   (312) 360-6575

         Notices to Purchaser:

                           Clark/Bardes, Inc.
                           2121 San Jacinto Street, Suite 2200
                           Dallas, Texas  75201
                           Attention:  Mel G. Todd, President
                           Phone: (214) 871-8717
                           Fax:   (214) 871-7690

         with a copy to:

                           Vedder, Price, Kaufman & Kammholz
                           222 North LaSalle Street
                           Chicago, Illinois   60601
                           Attention: Stanley B. Block, Esq.
                                         Lane R. Moyer, Esq.
                           Phone: (312) 609-7500
                           Fax:   (312) 609-5005

         12.3 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, personal representatives, successors and permitted assigns (including all successors and assignees in the event of Seller's liquidation) as the case may be, but neither this Agreement nor any of the rights, interests or obligations hereunder of Seller and Shareholder shall be assignable by Seller and Shareholder without the prior written consent of Purchaser. Purchaser may assign its interest under this Agreement without restriction to any of its affiliates, existing as of the date hereof or in the future; provided Purchaser unconditionally guarantees to Seller and Shareholder at the time of such assignment the prompt and complete performance of all of such affiliates' obligations hereunder.

         12.4 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.





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

         12.5 No Third Party Beneficiaries. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any other persons other than the parties hereto and the indemnified parties under Sections 9.1 and 9.2 hereof and their respective successors, permitted assigns, heirs, legatees and personal representatives, as the case may be, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any person, nor shall any provision give any third parties, except the indemnified parties under Sections 9.1 and 9.2 hereof, any right of subrogation or action over or against any party. This Agreement is not intended to and does not create any third party beneficiary rights whatsoever, except the indemnified parties under Sections 9.1 and 9.2 hereof.

         12.6 No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any person.

         12.7 Captions. The captions used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement shall be enforced and construed as if no captions had been used in this Agreement.

         12.8 Complete Agreement. This document and the documents referred to herein contain the complete agreement between the parties and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

         12.9 Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument.

        12.10 Governing Law. The internal law, not the law of conflicts, of the State of Illinois shall govern all questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement.

        12.11 Remedies Cumulative. Except as set forth in Section 9.3(b), all remedies of the parties provided herein shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other remedies available to the parties, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained herein, and every remedy given herein or by law to any party hereto may be exercised from time to time, and as often as shall be deemed expedient, by such party.

        12.12 Use of the Wamberg Name. Notwithstanding the acquisition by Purchaser of the name "The Wamberg Organization," Purchaser shall not have any right or license to, and hereby agrees not to, use the "The Wamberg Organization" name at any time or in any manner in connection with any business or activity other than lawfully organized and operated insurance or financial service related businesses.


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


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                           CLARK/BARDES, INC.


                                           By: /s/ [ILLEGIBLE]
                                              ----------------------------------
                                           Its:
                                               ---------------------------------


                                           THE WAMBERG ORGANIZATION, INC.


                                           By: /s/ W.T. WAMBERG
                                              ----------------------------------
                                           Its:
                                               ---------------------------------

                                            /s/ W.T. WAMBERG
                                           -------------------------------------
                                           W.T. Wamberg



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